Exhibit 10.2

6450 Cameron Street Suite 110A
Las Vegas, NV  89118
Date:  April 30, 2015
Dear Warrant Holder:

You are receiving this communique because of your status as a holder of B Warrants of Growblox Sciences, Inc., a Delaware corporation (the “Company”).  Your B Warrants entitle you to purchase shares of common stock of the Company for the price of $2.00 per share.  The number of common shares you are entitled to purchase is equal to the number of B Warrants that you hold.

On February 12, 2015, the board of directors of the Company passed a resolution to temporarily reduce, until April 30, 2015, the exercise price of such warrants from $2.00 per share to $0.20 per share and notified you of such temporary reduction,   Due to interest recently expressed by certain warrant holders, the Board of Directors of the Company has now determined to extend the date of the temporary reduction to $0.20 per share of the exercise price of the B Warrants to 5:00 pm PDT on May 15, 2015. The Warrants may be exercised at the exercise price of $0.20 per share if you elect to exercise your warrants by such date.  The common shares you will receive upon the exercise of your Warrants have been registered for resale by you pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission and which became effective on February 11, 2015.

If you desire to participate in this temporary exercise price reduction, send your certificate representing your B Warrants as applicable along with the filled out NOTICE OF EXERCISE for each Warrant certificate, together with either:

(a)  a check payable to Growblox Sciences, Inc. for the total exercise price to:

Growblox Sciences, Inc.
6450 Cameron Street Suite 110A
Las Vegas, Nevada 89118, or

(b) a wire payment  in accordance with the wire instructions below:
Growblox Sciences, Inc.
Kirkwood Bank of Nevada
9436 W. Lake Mead Rd.
Las Vegas, NV 89148
Account Number:   10002190
Routing Number:    122402405
If you have any questions regarding the exercise of your Warrants, please contact the following:
Cathryn Kennedy, Chief Financial Officer, 702-576-5704

Very truly yours,
Growblox Sciences, Inc.
Board of Directors